Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS SECOND-QUARTER 2020 RESULTS
Adapting Operations to COVID-19 Pandemic Environment
Greater China Continues to Lead Recovery

CHICAGO (August 3, 2020) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported second-quarter 2020 financial results. Net loss attributable to Hyatt was $236 million, or $2.33 per diluted share, in the second quarter of 2020, compared to net income attributable to Hyatt of $86 million, or $0.80 per diluted share, in the second quarter of 2019. Adjusted net loss attributable to Hyatt was $183 million, or $1.80 per diluted share, in the second quarter of 2020, compared to Adjusted net income attributable to Hyatt of $82 million, or $0.76 per diluted share, in the second quarter of 2019. Refer to the table on page 13 of the schedules for a summary of special items impacting Adjusted net income (loss) and Adjusted earnings (losses) per share in the three months ended June 30, 2020.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "I want to thank our colleagues around the world for their exceptional work under the most difficult of circumstances over the past several months. During these unprecedented times, we are unwavering in our commitment to living our purpose to care for our colleagues, guests, owners and communities across the globe. Our purpose guides us to focus on health and safety and to drive policies and programs that create opportunity for all as we reimagine how we operate during the COVID-19 pandemic."

Second quarter of 2020 highlights as compared to the second quarter of 2019 are as follows:

•	Net income (loss) decreased 376.0% to a net loss of $236 million.

•	Adjusted EBITDA decreased 154.6% to $(117) million.

•	Cash and cash equivalents of $1,438 million.

•	Comparable system-wide RevPAR decreased 89.4%.

•	Net rooms growth of 5.8%.

•	Pipeline of executed management or franchise contracts for approximately 101,000 rooms, an increase of approximately 9.8% compared to the second quarter 2019.

Mr. Hoplamazian continued, "There remains uncertainty regarding the full return of hotel demand to pre-COVID-19 levels. We are encouraged by the demand progression we have seen in China and also in certain markets in the U.S. and other parts of the world. Our teams are prepared for varied recovery scenarios sustained by continuously evolving new ways of operating that reduce the occupancy levels that are required to break even at the hotel operating level. Our balance sheet, including nearly $3 billion of liquidity, is a great source of strength as is the support and partnership of our hotel owner community. We continue to navigate this dynamic situation, and expect to emerge stronger when the pandemic subsides and demand returns."

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

OPERATIONAL UPDATE
The recovery in RevPAR has been mixed, as various parts of the world remain subject to travel restrictions and quarantines which continue to suppress demand and drive uncertainty surrounding the pace and timing of recovery across individual markets. Comparable system-wide RevPAR improved sequentially in each month after the low point in April.

Greater China, where the impacts of the COVID-19 pandemic were first reported, continues to lead the recovery. RevPAR in Greater China has shown continued improvement since May, with preliminary estimates indicating occupancy reaching approximately 57% at the end of July. Excluding Hong Kong, Macau, and Taiwan, preliminary estimates indicate occupancy in China reached approximately 65% at the end of July.

The recovery in Greater China and certain markets within the Americas and EAME/SW Asia regions is being led by strength in leisure transient demand.

Hyatt continues to re-open hotels where operations had been suspended. As of July 31, 2020, approximately 87% of total system-wide hotels were open compared to approximately 65% of total system-wide hotels as of April 30, 2020. Approximately 75% of full service hotels and 96% of select service hotels in the Americas, 70% of hotels in the EAME/SW Asia region, and 92% of hotels in the ASPAC region were open. All but one of our full and select service hotels in Greater China were open. Approximately 69% of owned and leased hotels were open.

For the month of July 2020, preliminary estimates indicate RevPAR decreased approximately 76% for all comparable system-wide hotels compared to July of 2019 reflecting the ongoing impact of the pandemic. RevPAR statistics for Hyatt's comparable system-wide hotels that were open during the period can be found on the Company's website as 'Supplemental Data - Comparable Open Hotel RevPAR' at investors.hyatt.com under the quarterly earnings section. This supplemental information includes the number of open comparable system-wide hotels and open comparable hotel RevPAR statistics by month, and the second quarter ended June 30, 2020.

SECOND QUARTER RESULTS
Second quarter of 2020 financial results as compared to the second quarter of 2019 are as follows:

Management, Franchise and Other Fees
Total fee revenues were $20 million. Base management fees decreased 89.1% to $8 million, and incentive management fees decreased 103.9% to negative revenue of $2 million, reflecting a reversal of incentive fees earned year to date. Franchise fees decreased 85.1% to $6 million. Other fee revenues decreased 29.7% to $8 million.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA decreased 103.0% (consistent in constant currency) to $(3) million. At March 31, 2020, 51% of Hyatt's Americas full service hotels and 91% of Americas select service hotels were open, and throughout the second quarter, operations started to resume, with 61% of Americas full service hotels and 93% of Americas select service hotels open at June 30, 2020.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Americas net rooms increased 4.5% compared to the second quarter of 2019.

Southeast Asia, Greater China, Australia, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA decreased 108.3% (108.5% decrease in constant currency) to $(2) million. At both March 31, 2020 and June 30, 2020, 88% of Hyatt's ASPAC full and select service hotels were open.
ASPAC net rooms increased 9.9% compared to the second quarter of 2019.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA decreased 201.4% (208.5% decrease in constant currency) to $(11) million. At March 31, 2020, 52% of Hyatt's EAME/SW Asia full and select service hotels were open, and throughout the second quarter, operations started to resume, with 61% of EAME/SW Asia full and select service hotels open at June 30, 2020.
EAME/SW Asia net rooms increased 6.7% compared to the second quarter of 2019.

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 168.2% (168.6% decrease in constant currency) to $(78) million. Owned and leased hotels segment results were heavily impacted by the COVID-19 pandemic and also by dispositions in 2019. Refer to the table on page 11 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to total owned and leased hotels segment Adjusted EBITDA.
At March 31, 2020, 18% of Hyatt's owned and leased hotels were open, and throughout the second quarter, operations started to resume, with 45% of owned and leased hotels open at June 30, 2020.

Corporate and Other
Corporate and other Adjusted EBITDA increased 39.0% (consistent in constant currency), reflecting a $14 million improvement. This improvement was primarily due to reductions in payroll and related costs as a result of cost containment initiatives in 2020 and integration related costs incurred in 2019 associated with the acquisition of Two Roads.

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses increased 5.6%, inclusive of rabbi trust impact and stock-based compensation. Adjusted selling, general, and administrative expenses decreased 29.9%, or $24 million, primarily as a result of decreases in payroll and related costs and integration related costs incurred in 2019 associated with the acquisition of Two Roads, partially offset by an increase in bad debt expense in 2020. Refer to the table on page 16 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

OPENINGS AND FUTURE EXPANSION
Ten new hotels (or 1,879 rooms) opened in the second quarter of 2020, contributing to a 5.8% increase in net rooms compared to the second quarter of 2019.
As of June 30, 2020 the Company had executed management or franchise contracts for approximately 500 hotels (or approximately 101,000 rooms), unchanged from the quarter ended March 31, 2020.

SHARE REPURCHASE/DIVIDEND
There were no Class A or Class B shares repurchased during the second quarter. The Company ended the second quarter with 38,114,681 Class A and 63,028,031 Class B shares issued and outstanding.

The Company suspended all share repurchase activity effective March 3, 2020, and suspended its quarterly dividend through the first quarter of 2021.

BALANCE SHEET
As of June 30, 2020, the Company reported the following:

•	Total debt of $2,500 million.

•
Pro rata share of unconsolidated hospitality venture debt of approximately $609 million, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.

•
Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1,438 million, restricted cash of $21 million, and short-term investments of $65 million.

•	Undrawn borrowing availability of $1,499 million under Hyatt's revolving credit facility, net of letters of credit outstanding.
The Company ended the second quarter of 2020 with a strong balance sheet, following numerous actions to secure additional access to liquidity and maintain financial flexibility. These actions provide the Company with adequate existing liquidity to fund operations for at least the next 36 months at second quarter 2020 demand levels.

SEGMENT REPORTING UPDATES
Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker (CODM). The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements. The segment changes have been reflected retrospectively to the three and six months ended June 30, 2019.

In addition, effective January 1, 2020, we classified Miraval wellness resorts as full service hotels. All schedules have been updated to reflect this change to our properties and statistics retrospectively to the three and six months ended June 30, 2019.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, August 4, 2020, at 10:30 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investors.hyatt.com, by dialing 888.869.1189 in the United States or 706.643.5902 internationally using the passcode #9191796, or by registering directly prior to the event by using our online registration link provided below. For those unable to listen to the live broadcast, a replay will be available from 1:30 p.m. CT on August 4, 2020 through August 6, 2020 at midnight by dialing 800.585.8367 in the United States or 416.621.4642 internationally using the passcode #9191796. Additionally, an archive of the webcast will be available on the Company's website for 90 days.

Online registration: http://www.directeventreg.com/registration/event/9191796

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, ADR and growth trends, market share, the number of properties we expect to open in the future, the number of months of operations our existing liquidity is expected to fund, the dollar value of owned real estate we expect to sell and the timeline for such sales, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any future resurgence, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic or any future resurgence, on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic or any future resurgence; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans and common stock repurchase program and quarterly dividend, including a reduction in or elimination of repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K and Quarterly Report on Form 10-Q filed on May 7, 2020, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: net income (loss), adjusted for special items; diluted earnings (losses) per share, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; and Adjusted SG&A. See the schedules to this earnings release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE AND SOCIAL MEDIA CHANNELS
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Hyatt Facebook account (facebook.com/hyatt); the Hyatt Instagram account (instagram.com/hyatt/); the Hyatt Twitter account (twitter.com/hyatt); the Hyatt LinkedIn account (linkedin.com/company/hyatt/); and the Hyatt YouTube account (youtube.com/user/hyatt) as a means of disclosing information about the Company's business to our guests, customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Hyatt Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Sign up for Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

ABOUT HYATT HOTELS CORPORATION
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 21 premier brands. As of June 30, 2020, the Company's portfolio included more than 900 hotel, all-inclusive, and wellness resort properties in 65 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Joie de Vivre®, Hyatt House®, Hyatt Place®, tommie™, UrCove, Hyatt Residence Club® and Exhale® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income (Loss)
2.	Segment Financial Summary
3.	Hotel Chain Statistics - Comparable Locations
4.	Hotel Brand Statistics - Comparable Locations
5.	Fee Summary
6.	Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
7.	Capital Expenditures Summary
8. - 9.	Properties and Rooms by Geography
10.	Properties and Rooms by Brand
11.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
12. - 17.	Reconciliations of Non-GAAP Financial Measures
a.	Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
b.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended June 30, 2020 and June 30, 2019

c.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Six Months Ended June 30, 2020 and June 30, 2019

d.	SG&A Expenses to Adjusted SG&A Expenses
e.	Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
18. - 21.	Definitions

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Owned and leased hotels	$19	$490	$342	$960
Management, franchise, and other fees	20	158	128	299
Amortization of management and franchise agreement assets constituting payments to customers	(7)	(6)	(13)	(11)
Net management, franchise, and other fees	13	152	115	288
Other revenues	3	28	38	73
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	215	619	748	1,209
Total revenues	250	1,289	1,243	2,530
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	92	367	364	724
Depreciation and amortization	73	83	153	163
Other direct costs	7	30	41	75
Selling, general, and administrative	101	95	148	223
Costs incurred on behalf of managed and franchised properties	235	633	790	1,238
Direct and selling, general, and administrative expenses	508	1,208	1,496	2,423
Net gains and interest income from marketable securities held to fund rabbi trusts	49	11	1	41
Equity earnings (losses) from unconsolidated hospitality ventures	(23)	6	(25)	3
Interest expense	(35)	(20)	(52)	(39)
Gains on sales of real estate	—	—	8	1
Asset impairments	(49)	(1)	(52)	(4)
Other income (loss), net	(14)	28	(95)	79
INCOME (LOSS) BEFORE INCOME TAXES	(330)	105	(468)	188
BENEFIT (PROVISION) FOR INCOME TAXES	94	(19)	129	(39)
NET INCOME (LOSS)	(236)	86	(339)	149
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(236)	$86	$(339)	$149

EARNINGS (LOSSES) PER SHARE - Basic
Net income (loss)	$(2.33)	$0.81	$(3.35)	$1.41
Net income (loss) attributable to Hyatt Hotels Corporation	$(2.33)	$0.81	$(3.35)	$1.41
EARNINGS (LOSSES) PER SHARE - Diluted
Net income (loss)	$(2.33)	$0.80	$(3.35)	$1.39
Net income (loss) attributable to Hyatt Hotels Corporation	$(2.33)	$0.80	$(3.35)	$1.39

Basic share counts	101.3	105.4	101.3	105.7
Diluted share counts	101.3	107.0	101.3	107.2

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended June 30,						Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)

Owned and leased hotels (b)	$20	$499	$(479)	(95.9)%	$(475)	(95.9)%	$350	$976	$(626)	(64.1)%	$(619)	(63.8)%
Americas management and franchising (b)	10	138	(128)	(92.5)%	(127)	(92.4)%	121	278	(157)	(56.5)%	(156)	(56.3)%
ASPAC management and franchising	6	32	(26)	(81.8)%	(26)	(81.5)%	25	64	(39)	(61.5)%	(38)	(60.9)%
EAME/SW Asia management and franchising	2	19	(17)	(90.4)%	(16)	(90.1)%	12	37	(25)	(67.5)%	(24)	(66.7)%
Corporate and other (b)	4	15	(11)	(72.3)%	(11)	(72.3)%	18	30	(12)	(38.4)%	(12)	(38.4)%
Eliminations (a)	—	(27)	27	99.3%	27	99.3%	(18)	(53)	35	66.2%	35	66.1%
Adjusted revenues	$42	$676	$(634)	(93.7)%	$(628)	(93.7)%	$508	$1,332	$(824)	(61.8)%	$(814)	(61.5)%

Adjusted EBITDA
Owned and leased hotels (b)	$(68)	$101	$(169)	(168.0)%	$(169)	(167.9)%	$(40)	$193	$(233)	(120.7)%	$(233)	(120.7)%
Pro rata share of unconsolidated hospitality ventures	(10)	14	(24)	(169.7)%	(23)	(174.0)%	(4)	25	(29)	(115.6)%	(28)	(116.4)%
Total owned and leased hotels (b)	(78)	115	(193)	(168.2)%	(192)	(168.6)%	(44)	218	(262)	(120.2)%	(261)	(120.2)%
Americas management and franchising (b)	(3)	102	(105)	(103.0)%	(105)	(103.0)%	65	195	(130)	(66.6)%	(129)	(66.4)%
ASPAC management and franchising	(2)	20	(22)	(108.3)%	(21)	(108.5)%	6	40	(34)	(83.9)%	(33)	(83.6)%
EAME/SW Asia management and franchising	(11)	11	(22)	(201.4)%	(21)	(208.5)%	(10)	21	(31)	(148.6)%	(30)	(151.4)%
Corporate and other (b)	(23)	(37)	14	39.0%	14	39.0%	(50)	(77)	27	34.6%	27	34.6%
Eliminations	—	2	(2)	(104.6)%	(2)	(104.6)%	2	3	(1)	(34.3)%	(1)	(34.3)%
Adjusted EBITDA	$(117)	$213	$(330)	(154.6)%	$(327)	(155.2)%	$(31)	$400	$(431)	(107.7)%	$(427)	(107.8)%

(a)
These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels and promotional award redemption revenues and expenses related to our co-branded credit cards at our owned and leased hotels.

(b)
Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. Fees from Hyatt Residence Club are reported in the Americas management and franchising segment. We have also reflected these changes to the three and six months ended June 30, 2019.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Hotels
In Constant $

	Three Months Ended June 30,						Six Months Ended June 30,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Owned and leased hotels (# of hotels) (a) (c)
Owned and leased hotels (37)	$4.76	(97.4)%	3.1%	(75.0)% pts	$155.96	(32.6)%	$67.46	(62.1)%	29.2%	(46.9)% pts	$231.28	(1.2)%

Managed and franchised hotels (# of hotels) (b)
System-wide hotels (812)	$15.01	(89.4)%	13.5%	(63.0)% pts	$111.26	(39.8)%	$53.29	(60.4)%	32.4%	(40.5)% pts	$164.62	(10.7)%

Americas
Full service hotels (209) (c)	$7.29	(95.7)%	5.2%	(74.0)% pts	$138.90	(35.4)%	$61.26	(62.0)%	29.8%	(45.2)% pts	$205.62	(4.3)%
Select service hotels (382)	$21.22	(81.2)%	21.6%	(57.7)% pts	$98.10	(31.1)%	$48.18	(54.2)%	39.2%	(35.7)% pts	$123.05	(12.4)%

ASPAC
Full service hotels (98)	$29.04	(79.1)%	24.0%	(49.0)% pts	$120.92	(36.4)%	$49.63	(63.8)%	30.2%	(40.4)% pts	$164.24	(15.5)%
Select service hotels (20)	$21.84	(58.0)%	34.2%	(32.3)% pts	$63.82	(18.4)%	$22.98	(53.1)%	32.4%	(29.4)% pts	$70.85	(10.7)%

EAME/SW Asia
Full service hotels (86)	$7.81	(93.9)%	6.4%	(60.6)% pts	$122.95	(35.4)%	$47.99	(60.2)%	28.8%	(37.1)% pts	$166.53	(9.1)%
Select service hotels (17)	$12.99	(80.2)%	14.6%	(57.8)% pts	$89.10	(1.5)%	$32.83	(47.8)%	36.4%	(32.9)% pts	$90.17	(0.6)%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Managed and franchised hotels figures include owned and leased hotels.
(c) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three and six months ended June 30, 2019.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable System-wide Managed and Franchised Hotels (a)
In Constant $

	Three Months Ended June 30,						Six Months Ended June 30,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Brand (# of hotels)
Park Hyatt (38)	$29.81	(87.0)%	12.5%	(57.6)% pts	$237.96	(27.0)%	$92.39	(59.2)%	28.2%	(40.4)% pts	$327.15	(0.9)%
Grand Hyatt (52)	$15.38	(90.6)%	12.7%	(62.8)% pts	$120.70	(44.1)%	$58.71	(64.0)%	29.8%	(44.4)% pts	$197.10	(10.3)%
Andaz (18)	$18.72	(92.2)%	13.8%	(64.6)% pts	$135.89	(55.5)%	$96.42	(59.1)%	35.4%	(41.8)% pts	$272.30	(10.9)%
Composite Luxury[1]	$17.02	(90.8)%	11.7%	(61.9)% pts	$145.20	(42.0)%	$67.45	(62.6)%	29.3%	(42.5)% pts	$230.44	(8.2)%

Hyatt Regency (191)	$10.69	(92.3)%	9.4%	(67.3)% pts	$114.25	(36.7)%	$50.16	(61.6)%	29.9%	(42.7)% pts	$167.71	(6.8)%
Hyatt Centric (25)	$6.27	(96.6)%	4.2%	(74.7)% pts	$148.20	(36.8)%	$61.84	(64.0)%	29.6%	(46.4)% pts	$208.56	(7.7)%
Composite Upper-Upscale[2]	$10.32	(92.7)%	9.0%	(67.8)% pts	$115.02	(37.7)%	$50.89	(61.9)%	30.0%	(42.9)% pts	$169.81	(7.4)%

Hyatt Place (327)	$18.99	(81.2)%	20.9%	(56.5)% pts	$90.75	(30.4)%	$42.95	(54.4)%	37.6%	(35.7)% pts	$114.23	(11.1)%
Hyatt House (92)	$27.25	(78.7)%	25.9%	(54.9)% pts	$105.36	(33.4)%	$56.14	(52.9)%	42.1%	(33.8)% pts	$133.35	(15.1)%
Composite Upscale[3]	$20.87	(80.5)%	22.0%	(56.2)% pts	$94.65	(30.8)%	$45.95	(54.0)%	38.6%	(35.3)% pts	$118.96	(12.0)%

(a) Managed and franchised hotels figures include owned and leased hotels.
1 Includes Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, and Thompson Hotels.
2 Includes Destination, Hyatt Regency, Hyatt, Hyatt Centric, and Joie de Vivre.
3 Includes Hyatt Place and Hyatt House.

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)

Base management fees	$8	$68	$(60)	(89.1)%	$55	$131	$(76)	(58.2)%
Incentive management fees	(2)	39	(41)	(103.9)%	6	73	(67)	(91.8)%
Franchise fees	6	38	(32)	(85.1)%	33	70	(37)	(52.6)%
Management and franchise fees	12	145	(133)	(92.0)%	94	274	(180)	(65.7)%
Other fee revenues	8	13	(5)	(29.7)%	34	25	9	39.3%
Management, franchise, and other fees	$20	$158	$(138)	(87.2)%	$128	$299	$(171)	(57.1)%

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Management, franchise, and other fees	$20	$158	$(138)	(87.2)%	$128	$299	$(171)	(57.1)%
Contra revenue from management agreements	(4)	(4)	—	(12.9)%	(8)	(7)	(1)	(19.6)%
Contra revenue from franchise agreements	(3)	(2)	(1)	(33.1)%	(5)	(4)	(1)	(25.3)%
Net management, franchise, and other fees	$13	$152	$(139)	(91.2)%	$115	$288	$(173)	(60.0)%

Hyatt Hotels Corporation
Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
The table below provides a reconciliation of net gains and interest income from marketable securities held to fund rabbi trusts, all of which are completely offset within other line items on our condensed consolidated statements of income (loss), thus having no net impact to our earnings (losses). The gains or losses on securities held in rabbi trusts are offset within our owned and leased hotels expenses for our hotel employees and to selling, general, and administrative expenses for our corporate employees and personnel supporting our business segments. The table below shows the amounts recorded to the respective offsetting financial statement line item.
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$42	$10	$32	348.4%	$1	$36	$(35)	(97.8)%
Rabbi trust impact allocated to owned and leased hotels expense	7	1	6	348.5%	—	5	(5)	(101.1)%
Net gains and interest income from marketable securities held to fund rabbi trusts	$49	$11	$38	348.4%	$1	$41	$(40)	(98.2)%

Hyatt Hotels Corporation
Capital Expenditures Summary
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Maintenance and technology	$3	$17	$16	$30
Enhancements to existing properties	16	27	43	58
Investment in new properties under development or recently opened	14	36	29	58
Total capital expenditures	$33	$80	$88	$146

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels

	June 30, 2020		June 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels (b)
United States	24	12,611	25	13,850	(1)	(1,239)
Other Americas	2	795	2	795	—	—
ASPAC	—	—	1	615	(1)	(615)
EAME/SW Asia	8	1,594	8	1,593	—	1
Select service hotels
United States	1	171	1	171	—	—
Other Americas	2	293	2	293	—	—
EAME/SW Asia	1	330	1	330	—	—
Total owned and leased hotels (a)	38	15,794	40	17,647	(2)	(1,853)

(a) Figures do not include unconsolidated hospitality ventures or branded spas and fitness studios.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the six months ended June 30, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	June 30, 2020		June 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels (b)
United States managed	137	63,393	137	61,972	—	1,421
Other Americas managed	25	8,915	26	9,012	(1)	(97)
United States franchised	64	18,732	57	17,977	7	755
Other Americas franchised	5	924	5	828	—	96
Subtotal	231	91,964	225	89,789	6	2,175
Select service hotels
United States managed	50	7,320	47	6,790	3	530
Other Americas managed	12	1,734	10	1,476	2	258
United States franchised	356	49,193	336	46,256	20	2,937
Other Americas franchised	7	955	7	955	—	—
Subtotal	425	59,202	400	55,477	25	3,725
ASPAC
Full service hotels
ASPAC managed	110	36,081	103	33,754	7	2,327
ASPAC franchised	7	2,248	4	1,708	3	540
Subtotal	117	38,329	107	35,462	10	2,867
Select service hotels
ASPAC managed	29	5,363	26	4,429	3	934
ASPAC franchised	1	154	—	—	1	154
Subtotal	30	5,517	26	4,429	4	1,088
EAME/SW Asia
Full service hotels
EAME managed	55	13,287	53	12,923	2	364
SW Asia managed	41	11,246	37	10,541	4	705
EAME franchised	9	1,773	8	1,536	1	237
SW Asia franchised	2	328	1	248	1	80
Subtotal	107	26,634	99	25,248	8	1,386
Select service hotels
EAME managed	7	1,333	6	1,217	1	116
SW Asia managed	11	1,586	10	1,382	1	204
EAME franchised	3	633	2	443	1	190
Subtotal	21	3,552	18	3,042	3	510
Total full service and select service hotels	931	225,198	875	213,447	56	11,751

Americas
All-inclusive
Other Americas franchised	8	3,153	6	2,403	2	750
Subtotal	8	3,153	6	2,403	2	750

Total managed and franchised (a)	939	228,351	881	215,850	58	12,501

Vacation ownership	16		16		—
Residential	35		32		3
Condominium ownership	37		38		(1)
(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the six months ended June 30, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	June 30, 2020		June 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Brand
Park Hyatt	44	8,151	39	7,341	5	810
Grand Hyatt	56	30,026	53	29,053	3	973
Hyatt Regency	208	88,953	199	86,012	9	2,941
Hyatt	12	2,058	12	2,058	—	—
Andaz	22	5,007	20	4,550	2	457
Hyatt Centric	37	7,554	29	5,517	8	2,037
The Unbound Collection by Hyatt	20	4,024	18	4,882	2	(858)
Alila	14	1,569	16	2,035	(2)	(466)
Destination	14	3,793	19	4,484	(5)	(691)
Joie de Vivre	14	2,258	13	1,952	1	306
Thompson	10	2,324	10	2,205	—	119
Miraval	3	410	3	410	—	—
Hyatt Place	372	53,053	345	48,573	27	4,480
Hyatt House	104	15,218	99	14,375	5	843
Other	1	800	—	—	1	800
Total full service and select service hotels (b)	931	225,198	875	213,447	56	11,751

Hyatt Ziva	5	2,234	4	1,859	1	375
Hyatt Zilara	3	919	2	544	1	375
Total managed and franchised properties (a)	939	228,351	881	215,850	58	12,501

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the six months ended June 30, 2019.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
(in millions)

	Rooms	Transaction / Opening Date	2Q20 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Property Adjacent to Grand Hyatt San Francisco	-	3Q19
Hyatt Regency Atlanta	1260	3Q19
Grand Hyatt Seoul	615	4Q19
Total Owned and Leased Hotels Dispositions			$(13)

Unconsolidated Hospitality Venture Hotels
Hyatt Place San Francisco / Downtown	230	2Q19
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			NM

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(13)

Acquisitions or Openings
Owned and Leased Hotels
Miraval Berkshires Resort and Spa	148	3Q20
Total Owned and Leased Hotels Acquisitions or Openings (c)			$1

Unconsolidated Hospitality Venture Hotels
Andaz Vienna Am Belvedere	303	2Q19
Hyatt Place San Jose Airport	190	3Q19
Hyatt Place Atlanta / Centennial Park	175	3Q19
Hyatt House San Jose Airport	165	4Q19
Hyatt Centric Downtown Portland	220	1Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (d)			NM

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Segment Adjusted EBITDA			$1

Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA			$(12)

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the year-over-year financial impact of pre-opening activity.
(d) Includes the opening of a hotel by the venture.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Net income (loss) attributable to Hyatt Hotels Corporation	$(236)	$86	$(322)	(376.0)%	$(339)	$149	$(488)	(327.9)%
Interest expense	35	20	15	70.0%	52	39	13	31.5%
(Benefit) provision for income taxes	(94)	19	(113)	(587.6)%	(129)	39	(168)	(433.4)%
Depreciation and amortization	73	83	(10)	(11.4)%	153	163	(10)	(5.9)%
EBITDA	(222)	208	(430)	(207.0)%	(263)	390	(653)	(167.5)%
Contra revenue	7	6	1	20.6%	13	11	2	21.8%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(215)	(619)	404	65.4%	(748)	(1,209)	461	38.2%
Costs incurred on behalf of managed and franchised properties	235	633	(398)	(62.9)%	790	1,238	(448)	(36.2)%
Equity (earnings) losses from unconsolidated hospitality ventures	23	(6)	29	508.3%	25	(3)	28	997.1%
Stock-based compensation expense	2	4	(2)	(62.8)%	17	24	(7)	(29.1)%
Gains on sales of real estate	—	—	—	NM	(8)	(1)	(7)	(765.9)%
Asset impairments	49	1	48	NM	52	4	48	NM
Other (income) loss, net	14	(28)	42	150.7%	95	(79)	174	220.0%
Pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA	(10)	14	(24)	(169.7)%	(4)	25	(29)	(115.6)%
Adjusted EBITDA	$(117)	$213	$(330)	(154.6)%	$(31)	$400	$(431)	(107.7)%

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Total revenues	$250	$1,289	$(1,039)	(80.6)%	$1,243	$2,530	$(1,287)	(50.9)%
Add: Contra revenue	7	6	1	20.6%	13	11	2	21.8%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(215)	(619)	404	65.4%	(748)	(1,209)	461	38.2%
Adjusted revenues	$42	$676	$(634)	(93.7)%	$508	$1,332	$(824)	(61.8)%

Adjusted EBITDA Margin %	(274.6)%	31.6%	(306.2)%	(6.0)%	30.1%	(36.1)%

Adjusted EBITDA Margin % Change in Constant Currency	(306.0)%	(36.0)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended June 30, 2020 and June 30, 2019
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Three Months Ended June 30,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(236)	$86
Earnings (losses) per diluted share		$(2.33)	$0.80
Special items
Asset impairments (a)	Asset impairments	49	1
Restructuring expenses (b)	Other income (loss), net	47	—
Fund deficits (c)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	12	—
Utilization of Avendra and other proceeds (d)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	9	11
Unrealized gains (e)	Other income (loss), net	(35)	(8)
Unconsolidated hospitality ventures (f)	Equity earnings (losses) from unconsolidated hospitality ventures	(2)	(8)
Realized gains	Other income (loss), net	(3)	—
Other	Other income (loss), net	—	(2)
Special items - pre-tax		77	(6)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(24)	2
Total special items - after-tax		53	(4)
Special items impact per diluted share		$0.53	$(0.04)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(183)	$82
Earnings (losses) per diluted share, adjusted for special items		$(1.80)	$0.76

(a) Asset impairments - During the three months ended June 30, 2020 (Q2 2020), we recognized $49 million of impairment charges related to goodwill, property and equipment, operating lease right-of-use assets, and definite-lived intangibles.
(b) Restructuring expenses - During Q2 2020, we recognized $47 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.
(c) Fund deficits - During Q2 2020, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.
(d) Utilization of Avendra and other proceeds - During Q2 2020 and the three months ended June 30, 2019 (Q2 2019), we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(e) Unrealized gains - During Q2 2020 and Q2 2019, we recognized unrealized gains due to the change in fair value of our marketable securities.
(f) Unconsolidated hospitality ventures - During Q2 2019, we recognized an $8 million gain in connection with the sale of our ownership interest in an unconsolidated hospitality venture.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Six Months Ended June 30, 2020 and June 30, 2019
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Six Months Ended June 30,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(339)	$149
Earnings (losses) per diluted share		$(3.35)	$1.39
Special items
Asset impairments (a)	Asset impairments	52	4
Restructuring expenses (b)	Other income (loss), net	47	—
Unrealized (gains) losses (c)	Other income (loss), net	44	(20)
Utilization of Avendra and other proceeds (d)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	23	19
Fund deficits (e)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	19	5
Gains on sales of real estate (f)	Gains on sales of real estate	(8)	(1)
Realized gains	Other income (loss), net	(4)	—
Unconsolidated hospitality ventures (g)	Equity earnings (losses) from unconsolidated hospitality ventures	(2)	(7)
Release of contingent consideration liability (h)	Other income (loss), net	—	(27)
Other	Other income (loss), net	—	1
Special items - pre-tax		171	(26)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(50)	7
Total special items - after-tax		121	(19)
Special items impact per diluted share		$1.20	$(0.18)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(218)	$130
Earnings (losses) per diluted share, adjusted for special items		$(2.15)	$1.21

(a) Asset impairments - During the six months ended June 30, 2020 (YTD 2020), we recognized $52 million of impairment charges related to goodwill, property and equipment, operating lease right-of-use assets, and definite-lived intangibles.
(b) Restructuring expenses - During Q2 2020, we recognized $47 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.
(c) Unrealized (gains) losses - During YTD 2020 and the six months ended June 30, 2019 (YTD 2019), we recognized unrealized losses and gains, respectively, due to the change in fair value of our marketable securities.
(d) Utilization of Avendra and other proceeds - During YTD 2020 and YTD 2019, we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(e) Fund deficits - During YTD 2020 and YTD 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.
(f) Gains on sales of real estate - During YTD 2020, we recognized a $4 million pre-tax gain related to the sale of our controlling interest in entities that are developing a hotel, parking, and retail space and a $4 million pre-tax gain on the sale of a building.

(g) Unconsolidated hospitality ventures - During YTD 2019, we recognized an $8 million gain attributable to sales activity related to certain unconsolidated hospitality ventures.
(h) Release of contingent consideration liability - During YTD 2019, we recognized $27 million of income related to the release of the contingent consideration liability recorded in connection with the acquisition of Two Roads Hospitality LLC in 2018.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
SG&A expenses	$101	$95	$6	5.6%	$148	$223	$(75)	(33.8)%
Less: rabbi trust impact	(42)	(10)	(32)	(348.4)%	(1)	(36)	35	97.8%
Less: stock-based compensation expense	(2)	(4)	2	62.8%	(17)	(24)	7	29.1%
Adjusted SG&A expenses	$57	$81	$(24)	(29.9)%	$130	$163	$(33)	(20.6)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Americas management and franchising (a)	$9	$16	$(7)	(45.3)%	$27	$33	$(6)	(19.5)%
ASPAC management and franchising	7	12	(5)	(37.2)%	18	24	(6)	(24.4)%
EAME/SW Asia management and franchising	13	8	5	51.1%	22	16	6	33.7%
Owned and leased hotels (a)	4	4	—	(27.1)%	7	8	(1)	(17.6)%
Corporate and other (a)	24	41	(17)	(38.8)%	56	82	(26)	(31.2)%
Adjusted SG&A expenses	$57	$81	$(24)	(29.9)%	$130	$163	$(33)	(20.6)%

(a) Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. We have also reflected these changes to the three and six months ended June 30, 2019.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$19	$436	$(417)	(95.7)%	$342	$854	$(512)	(60.0)%
Non-comparable owned and leased hotels	—	54	(54)	(99.7)%	—	106	(106)	(99.6)%
Owned and leased hotels revenues	$19	$490	$(471)	(96.1)%	$342	$960	$(618)	(64.4)%

Expenses
Comparable owned and leased hotels	$84	$324	$(240)	(74.1)%	$360	$637	$(277)	(43.5)%
Non-comparable owned and leased hotels	1	42	(41)	(96.2)%	4	82	(78)	(94.3)%
Rabbi trust impact	7	1	6	348.5%	—	5	(5)	(101.1)%
Owned and leased hotels expenses	$92	$367	$(275)	(74.8)%	$364	$724	$(360)	(49.7)%

Owned and leased hotels operating margin percentage	(382.5)%	25.3%		(407.8)%	(6.5)%	24.6%		(31.1)%

Comparable owned and leased hotels operating margin percentage	(341.1)%	25.8%		(366.9)%	(5.3)%	25.5%		(30.8)%

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA based on its ownership percentage of each owned and leased venture, adjusted to exclude the following items:

•	interest expense;

•	benefit (provision) for income taxes;

•	depreciation and amortization;

•	amortization of management and franchise agreement assets constituting payments to customers (Contra revenue);

•	revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;

•	costs incurred on behalf of managed and franchised properties;

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	stock-based compensation expense;

•	gains (losses) on sales of real estate;

•	asset impairments; and

•	other income (loss), net

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions and facilitates our comparison of results before these items with results from other companies within our industry.
Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry. For instance, interest expense and provision for income taxes are dependent upon company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate, and therefore, can vary significantly across companies. Depreciation and amortization, as well as Contra revenue, are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our third-party owners and franchisees as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. We exclude stock-based compensation expense to remove the variability amongst companies resulting from different compensation plans companies have adopted. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (Adjusted revenues). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income (Loss)
Adjusted net income (loss), as we define it, is a non-GAAP measure. We define Adjusted net income (loss) as net income (loss) attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income (loss) to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income (loss) is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income (loss). Although we believe that Adjusted net income (loss) can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income (loss) differently than we do. As a result, it may be difficult to use Adjusted net income (loss) or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income (loss) should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income (loss) supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income (loss). Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income (loss). We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable owned and leased hotels. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

"Open" Comparable Hotels
“Open” comparable hotels represents all properties we manage or franchise (including owned and leased properties) that were open for the entirety of the month being presented. We believe RevPAR, ADR, and occupancy of open comparable hotels provides valuable information regarding our results as it excludes properties that have temporarily suspended operations due to the COVID-19 pandemic.

Constant Dollar Currency
We report the results of our operations both on an as reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period’s exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities, and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.